J.P. Morgan

GLOBAL CUSTODY RIDER

TO

DOMESTIC CUSTODY AGREEMENT

1.	INTENTION OF THE PARTIES; DEFINITIONS

1.1	Intention of the Parties.

(a)	This Rider together with the Domestic Custody Agreement sets out the terms on which Bank will be providing custodial, settlement and other associated services to the Customer with respect to Global Securities (i.e. Securities other than U.S. Securities, which are governed exclusively by the terms of the Domestic Custody Agreement). To the extent there are any inconsistencies between the terms of the Domestic Custody Agreement and the terms of this Rider, the terms of this Rider shall govern.

(b)	Investing in Financial Assets and cash in foreign jurisdictions may involve risks of loss or other special feathers. The Customer acknowledges that Bank is not providing any legal, tax or investment advice in providing the services under this Rider and will not be liable for any losses resulting from Country Risk.

1.2	Definitions.

All capitalized terms used in this Rider, unless defined herein, shall have the meanings given to such terms as set forth in the Domestic Custody Agreement.

“1940 Act” means Investment Company Act of 1940, as amended.

“Affiliated Subcustodian” means a Subcustodian that is an Affiliate.

“Bank” means JPMorgan Chase Bank, N.A., as successor in interest to The Chase Manhattan Bank.

“Bank’s London Branch” means the London branch office of JPMorgan Chase Bank, N.A.

“Country Risk” means the risk of investing or holding assets in a particular country or market, including, but not limited to, risks arising from nationalization, expropriation or other governmental actions; the country’s financial infrastructure, including prevailing custody, tax and settlement practices; laws applicable to the safekeeping and recovery of Financial Assets and cash held in custody; the regulation of the banking and securities industries, including changes in market rules; currency restrictions, devaluations or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets.

“Customer” means Northwestern Mutual Series Fund, Inc., on behalf of each of the series of stock listed on Schedule 2 hereto (each, a “Portfolio” and collectively the “Portfolios”).

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“Domestic Custody Agreement” or “DCA” means the Domestic Custody Agreement between Bank and Customer date June 21, 2001.

“Eligible Foreign Custodian” means: (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country’s government or an agency thereof; (ii) a majority-owned direct or indirect subsidiary of a U.S. bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States; and (iii) any other entity (other than an Eligible Securities Depository) that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

“Eligible Securities Depository” shall have the same meaning as in rule 17f-7(b)(1)(i)-(vi) as the same may be amended from time to time, or that has otherwise been made exempt pursuant to an SEC exemptive order; provided that, prior to the compliance date with rule 17f-7 for a particular securities depository the term “securities depositories” shall be as defined in (a)(1)(ii)-(iii) of the 1997 amendments to rule 17f-5.

“Financial Assets” as used in this Rider shall relate exclusively to Global Securities.

“Foreign Custody Manager” has the meaning as set forth in paragraph (a) of Section 2.10 of this Rider.

“Global Securities” has the meaning as set forth in paragraph (a) of Section 1.1 of this Rider.

“SEC” means the Securities and Exchange Commission.

“Subcustodian” means any of the subcustodians appointed by Bank from time to time to hold Securities and act on its behalf in different jurisdictions (and being at the date of this Rider the entities listed in Schedule 1) and includes any Affiliated Subcustodian. Subcustodians are Securities Intermediaries. Bank Indemnitees shall include Subcustodians and their nominees, directors, officers, employees and agents.

“U.S. Bank” means a U.S. bank as defined in SEC rule 17f-5(a)(7) of the 1940 Act.

2.	WHAT BANK IS REQUIRED TO DO

2.1	Cash Accounts.

(a)	For the purpose of this Rider, Cash Accounts mean one or more deposit accounts in the name of Customer at Bank’s London Branch. Any cash so deposited with Bank’s London Branch shall be payable exclusively by Bank’s London Branch in the applicable currency, subject to compliance with any Applicable Law, including, without limitation, any restrictions on transactions in the applicable currency imposed by the country of the applicable currency.

(b)	Notwithstanding paragraph (a) hereof, cash held in respect of those markets where Customer is required to have a cash account in its own name held directly with the relevant Subcustodian or Security Depository will be held in that manner and will not be part of the Cash Account.

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2.2	Segregation of Assets; Nominee Name.

(a)	Bank will require each Subcustodian to identify in its own records that Financial Assets held at such Subcustodian by Bank on behalf of its customers belong to customers of Bank (to the extent permitted by Applicable Law or market practice), such that it is readily apparent that the Financial Assets do not belong to Bank or the Subcustodian.

(b)	Bank and Subcustodian are authorized to register in the name of Subcustodian such Financial Assets as are customarily held in registered form. Customer authorizes Bank or its Subcustodian to hold Financial Assets in omnibus accounts on a fungible basis and to accept delivery of Financial Assets of the same class and denomination as those deposited with Bank or its Subcustodian.

2.3	Income Collection; AutoCredit.

Bank shall provide income collection and AutoCredit service for Global Securities as set forth in Section 2.7 of the DCA.

2.4	Contractual Settlement Date Accounting.

If Customer has elected to have Contractual Settlement Date Accounting Service for the Global Securities credited to its Securities Account, Bank will provide such service with respect to the settlement of transactions in those global markets where the service is offered as provided in Section 2.5 of the DCA.

2.5	Proxy Voting with respect to Global Securities.

(a)	Bank will monitor information distributed to holders of Financial Assets about upcoming shareholder meetings, promptly notify the Customer of such information and, subject to Section 2.5(c) hereof, act in accordance with Customer’s Instructions in relation to such meetings (the “Proxy Voting Service”).

(b)	The Proxy Voting Service is available only in certain markets, details of which are available from Bank on request. Provision of the Proxy Voting Service is conditional upon receipt by Bank of a duly completed enrollment form as well as additional documentation that may be required for certain markets.

(c)	The Proxy Voting Service does not include physical attendance at shareholder meetings. Requests for physical attendance at shareholder meetings can be made but they will be evaluated and agreed to by Bank on a case by case basis.

(d)	Customer acknowledges that the provision of the Proxy Voting Service may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to:

(i)	the Financial Assets being on loan or out for registration;

(ii)	the pendency of conversion or another corporate action;

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(iii)	the Financial Assets being held in a margin or collateral account at Bank or another bank or broker, or otherwise in a manner which affects voting; and

(iv)	local market regulations or practices, or restrictions by the issuer.

Additionally, in some cases Bank may be required to vote all shares held for a particular issue for all of Bank’s customers in the same way. Bank will inform Customer where this is the case.

2.6	Access to Bank’s and Subcustodian’s Records: Reports.

Subject to restrictions under Applicable Law, Bank will obtain an undertaking to permit Customer’s auditors and independent public accountants reasonable access to the records of any Subcustodian of Financial Assets held in the Securities Account as may be required in connection with such examination. Pursuant to the requirements of rule 17f·4(a)(2) under the 1940 Act, Bank shall provide promptly upon Customer’s request such reports as are available concerning the internal accounting controls and financial strength of Bank, including, but not limited to, the annual report (SAS 70 Report) prepared by Bank’s external auditors on Bank’s system of internal accounting control of Financial Assets. Upon Customer’s request, Bank will send to Customer all reports Bank receives from Securities Depositories and Subcustodians concerning their systems of internal accounting control.

2.7	Maintenance of Financial Assets at Subcustodian Locations.

Unless Instructions (as detailed in Article 3 entitled “Instructions” of the DCA) require another location acceptable to Bank, Financial Assets will be held in the country or jurisdiction in which their principal trading market is located, where such Financial Assets may be presented for payment, where such Financial Assets were acquired or where such Financial Assets are held. Bank reserves the right to refuse to accept delivery of Financial Assets or cash in countries and jurisdictions other than those referred to in Schedule 1 to this Rider, as in effect from time to time.

2.8	Tax Relief Services.

Bank will provide for Global Securities, as set forth in Section 8.2 of the DCA, the same tax relief services that Bank provides for American Depository Receipts.

2.9	Foreign Exchange Transactions.

To facilitate the administration of Customer’s trading and investment activity, Bank may, but will not be obliged to, enter into spot or forward foreign exchange contracts with Customer, or an Authorized Person, and may also provide foreign exchange contracts and facilities through its Affiliates or Subcustodians. Instructions, including standing Instructions, may be issued with respect to such contracts, but Bank may establish rules or limitations concerning any foreign exchange facility made available. In all cases where Bank, its Affiliates or Subcustodians enter into a master foreign exchange contract that covers foreign exchange transactions for the Accounts, the terms and conditions of that foreign exchange contract and, to the extent not inconsistent, this Rider will apply to such transactions.

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2.10	Compliance with SEC rule 17f-5 (“rule 17f-5”).

(a)	Customer’s board of directors (or equivalent body) (hereinafter “Board”) hereby delegates to Bank, and, except as to the country or countries as to which Bank may, from time to time, advise Customer that it does not accept such delegation, Bank hereby accepts the delegation to it, of the obligation to perform as Customer’s “Foreign Custody Manager” (as that term is defined in rule 17f-5(a)(3) as promulgated under the 1940 Act), including for the purposes of: (i) selecting Eligible Foreign Custodians (as that term is defined in rule 17f-5(a)(1), and as the same may be amended from time to time, or that have otherwise been exempted pursuant to an SEC exemptive order) to hold foreign Financial Assets and cash, (ii) evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in rule 17f-5(c)(2) and (iii) monitoring such foreign custody arrangements (as set forth in rule 17f-5(c)(3)).

(b)	In connection with the foregoing, Bank shall:

(i)	provide written reports notifying Customer’s Board of the placement of Financial Assets and cash with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Customer’s Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer’s foreign custody arrangements (and, until further notice from Customer, such reports shall be provided not less than quarterly with respect to the placement of Financial Assets and cash with particular Eligible Foreign Custodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Eligible Foreign Custodians);

(ii)	exercise such reasonable care, prudence and diligence in performing as Customer’s Foreign Custody Manager as a person having responsibility for the safekeeping of foreign Financial Assets and cash would exercise;

(iii)	in selecting an Eligible Foreign Custodian, first have determined that foreign Financial Assets and cash placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such foreign Financial Assets and cash, including, without limitation, those factors set forth in rule 17f-5(c)(1)(i)-(iv);

(iv)	determine that the written contract it enters with each Eligible Foreign Custodian complies with rule 17f-5(c)(2) by requiring that the Eligible Foreign Custodian shall provide reasonable care for foreign Financial Assets and cash based on the standards applicable to custodians in the relevant market; and

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(v)	have established a system to monitor the continued appropriateness of maintaining foreign Financial Assets and cash with particular Eligible Foreign Custodians and of the governing contractual arrangements; it being understood, however, that in the event that Bank shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford foreign Financial Assets and cash reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, Bank shall promptly so advise Customer and shall then act in accordance with the Instructions of Customer with respect to the disposition of the affected foreign Financial Assets and cash.

Subject to (b)(i)-(v) above, Bank is hereby authorized to place and maintain foreign Financial Assets and cash on behalf of Customer with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by Bank.

(c)	Except as expressly provided herein, Customer shall be solely responsible to assure that the maintenance of foreign Financial Assets and cash hereunder complies with the rules, regulations, interpretations and exemptive orders as promulgated by or under the authority of the SEC.

(d)	Bank represents to Customer that it is a U.S. Bank as defined in Rule 17f-5(a)(7). Customer represents to Bank that: (1) the foreign Financial Assets and cash being placed and maintained in Bank’s custody are subject to the 1940 Act, as the same may be amended from time to time; (2) (i) its Board has determined that it is reasonable to rely on Bank to perform as Customer’s Foreign Custody Manager or (ii) its Board or its investment adviser shall have determined that Customer may maintain foreign Financial Assets and cash in each country in which Customer’s Financial Assets and cash shall be held hereunder and determined to accept Country Risk. Nothing contained herein shall require Bank to make any selection or to engage in any monitoring on behalf of Customer that would entail consideration of Country Risk.

(e)	Bank shall provide to Customer such information relating to Country Risk as is specified in Appendix 1-A hereto. Customer hereby acknowledges that: (i) such information is solely designed to inform Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) Bank has gathered the information from sources it considers reliable, but that Bank shall have no responsibility for inaccuracies or incomplete information.

2.11	Compliance with SEC rule 17f-7 (“rule 17f-7”).

(a)

Bank shall, for consideration by Customer, provide an analysis of the custody risks associated with maintaining Customer’s foreign Financial Assets and cash with each Eligible Securities Depository used by Bank as

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of the date hereof (or, in the case of an Eligible Securities Depository not used by Bank as of the date hereof, prior to the initial placement of Customer’s foreign Financial Assets and cash at such Depository) and at which any foreign Financial Assets and cash of Customer are held or are expected to be held. The foregoing analysis will be provided to Customer at Bank’s Website. In connection with the foregoing, Customer shall notify Bank of any Eligible Securities Depositories at which it does not choose to have its foreign Financial Assets and cash held. Bank shall monitor the custody risks associated with maintaining Customer’s foreign Financial Assets and cash at each such Eligible Securities Depository on a continuing basis and shall promptly notify Customer or its adviser of any material changes in such risks.

(b)	Bank shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 2.11 (a) above.

(c)	Based on the information available to it in the exercise of diligence, Bank shall determine the eligibility under rule 17f-7 of each depository before including it on Appendix 1-B hereto and shall promptly advise Customer if any Eligible Securities Depository ceases to be eligible. (Eligible Securities Depositories used by Bank as of the date hereof are set forth in Appendix 1-B hereto, and as the same may be amended on notice to Customer from time to time.)

3.	INSTRUCTIONS

Bank will act upon all Instructions received from Customer with respect to the Financial Assets and cash held for the Accounts in accordance with Article 3 of the DCA and this Rider.

4.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO BANK

4.1	Fees and Expenses.

Customer will pay Bank for its services under this Rider such fees as may be agreed upon in writing from time to time, together with Bank’s reasonable out-of-pocket or incidental expenses. Invoices will be payable within ninety (90) days of the date of the invoice. If the Customer disputes an invoice, it shall nevertheless pay on or before the date that payment is due such portion of the invoice as is not subject to a bona fide dispute. The Bank may deduct amounts invoiced from the Cash Account except to the extent that the Customer has objected to the invoice within ninety (90) days of the date of the invoice (or such other period as the parties may agree in writing).

4.2	Overdrafts.

If a debit to any currency in the Cash Account results in a debit balance in that currency, then Bank may, in its discretion, (i) advance an amount equal to the overdraft, (ii) reject the settlement in whole or in any part, or (iii) if posted to the Securities Account, reverse the posting of the Financial Assets credited to the Securities Account. If Bank elects to make such an advance, the advance will be deemed a loan to Customer, payable on demand, bearing interest at the rate charged by Bank from time to time, for overdrafts incurred by customers similar to Customer, from the date of such advance to the date of payment (both after

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as well as before judgment) and otherwise on the terms on which Bank makes similar overdrafts available from time to time. No prior action or course of dealing on Bank’s part with respect to the settlement of transactions on Customer’s behalf will be asserted by Customer against Bank for Bank’s refusal to make advances to the Cash Account or to settle any transaction for which Customer does not have sufficient available funds in the Account.

5.	SUBCUSTODIANS

5.1	Appointment of Subcustodians.

(a)	Bank is authorized under this Rider to act through and hold Customer’s Financial Assets with subcustodians, being at the date of this Rider the entities listed in Schedule 1 and/or such other entities as Bank may appoint as subcustodians (“Subcustodians”). Bank will use reasonable care in the selection, monitoring and continued appointment of such Subcustodians. In addition, Bank and each Subcustodian may deposit Securities with, and hold Securities in any Securities Depository on such terms as such securities Depository customarily operates and Customer will provide Bank with such documentation or acknowledgements that Bank may require to hold the Financial Assets in such Securities Depository. At the request of Customer, Bank may, but need not, add to Appendix 1-B an Eligible Foreign Custodian where Bank has not acted as Foreign Custody Manager with respect to the selection thereof. Bank shall notify Customer in the event that it elects to add any such entity.

(b)	Any agreement Bank enters into with a Subcustodian for holding Bank’s customers’ assets will provide that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment for their safe custody or administration, and, in the case of cash deposits, except for liens or rights in favor of creditors of Subcustodian arising under bankruptcy, insolvency or similar Law, that the beneficial ownership thereof will be freely transferable without the payment of money or value other than for safe custody or administration. Bank shall be responsible for all claims for payment of fees for safe custody or administration so that no Subcustodian exercises any claim for such payment against Customer’s assets. Where a Subcustodian deposits Securities with a Securities Depository, Bank will cause the Subcustodian to identify on its records as belonging to Bank, as agent, the Securities shown on the Subcustodian’s account at such Securities Depository. The foregoing will not apply to the extent of any special agreement or arrangement made by Customer with any particular Subcustodian.

5.2	Liability for Subcustodians.

(a)	Subject to the limitations of liability of Bank set forth in paragraph (b) of Section 7.1 of the DCA, Bank will be liable only for direct losses incurred by Customer that result from:

(i)	the failure by a Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in the relevant market or from the fraud or willful default of such Subcustodian in the provision of custodial services by it; or

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(ii)	the insolvency of any Affiliated Subcustodian.

(b)	Subject to paragraph (a) of Section 5.1 of this Rider and Bank’s duty to use reasonable care in the monitoring of a Subcustodian’s financial condition as reflected in its published financial statements and other publicly available financial information concerning it customarily reviewed by Bank in its oversight process, Bank will not be responsible for the insolvency of any Subcustodian which is not a branch or an Affiliated Subcustodian.

(c)	Bank reserves the right to add, replace or remove Subcustodians. Bank will give prompt notice of any such action, which will be advance notice if practicable. Upon request by Customer, Bank will identify the name, address and principal place of business of any Subcustodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

5.3	Liability for Securities Depositories

Bank is not responsible for the selection or monitoring of any Securities Depository and will not be liable for any act or omission by (or the insolvency of) any Securities Depository. In the event Customer incurs a loss due to the negligence, willful misconduct or insolvency of a Securities Depository, Bank will make good faith efforts, in its discretion, to seek recovery from the Securities Depository, but Bank will not be obligated to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

6.	WHEN BANK IS LIABLE TO CUSTOMER

Bank shall be entitled to all the protective provisions of Article 7 of the DCA in the performance of its duties and obligations under this Rider. Subcustodians shall be entitled to indemnification under paragraph (c) of Section 7.1 of the DCA as Bank Indemnitees. Nevertheless, Customer shall not be obligated to indemnify any Subcustodian under Section 7.1 (c) of the DCA as Bank’s agent with respect to any Liability for which Bank is liable under Section 5.2 of this Rider. For purposes of clarity, it is agreed that as used in paragraph (a) of Section 5.2 of this Rider, the term Subcustodian shall not include any Eligible Foreign Custodian as to which Bank has not acted as Foreign Custody Manager.

7.	ADDITIONAL TAX OBLIGATIONS

Customer will provide to Bank such certifications, documentation and information as it may require in connection with taxation, and warrants that, when given, this information is true and correct in all material respects, not misleading and contains all material information. Customer undertakes to notify Bank promptly if any material information requires updating or correcting.

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8.	MISCELLANEOUS

8.1	Information Concerning Deposits at Bank’s London Branch.

The Financial Services Compensation Scheme (the “FSCS”) was created under the Financial Services and Markets Act 2000. The terms of the FSCS offer protection in connection with deposits and investments in the event of the person to whom Bank’s London Branch provides services suffering a financial loss as a direct consequence of Bank’s London Branch being unable to meet any of its liabilities, and subject to the FSCS rules regarding eligible claimants and eligible claims, the Customer may have a right to claim compensation from the FSCS. Subject to the terms of the FSCS, the limit on the maximum compensation sum payable by the FSCS in relation to investment business is £48,000 and in relation to deposits is £31,700. A detailed description of the FSCS (including information on how to make a claim, eligibility criteria and the procedures involved) is available from the FSCS who can be contacted at 7th Floor, Lloyds Chambers, Portsoken Street, London, E1 8BN.

8.2	Severability and Waiver.

(a)	If one or more provisions of this Rider are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b)	Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right under this Rider operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Rider, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

(c)	The parties’ rights, protections and remedies under this Rider shall survive its termination.

8.3	Sections Incorporated by Reference.

For the avoidance of doubt, the entire Article 10 of the DCA is incorporated by reference into this Rider. All references to “Agreement” therein shall be read to include this Rider.

8.4	Termination.

(a)	Customer may terminate this Rider on sixty (60) days’ written notice to Bank. Bank may terminate this Rider on one hundred and eighty (180) days’ written notice to Customer.

(b)	Notwithstanding Section 8.4(a):

(i)	Either party may terminate this Rider immediately on written notice to the other party in the event that a material breach of this Rider by the other party has not been cured within thirty (30) days of that party being given written notice of the material breach;

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(ii)	Either party may terminate this Rider immediately on written notice to the other party upon the other party being declared bankrupt, entering into a composition with creditors, obtaining a suspension of payment, being put under court controlled management or being the subject of a similar measure; and

(iii)	Bank may terminate this Rider on sixty (60) days’ written notice to Customer in the event that Bank reasonably determines that Customer has ceased to satisfy Bank’s customary credit requirements.

(c)	This Rider shall automatically terminate with the termination of the DCA. Article 9 of the DCA, to the extent applicable, shall apply to any such termination of this Rider.

8.5	Insurance

Customer acknowledges that Bank will not be required to maintain any insurance coverage specifically for the benefit of Customer, except that Bank will maintain insurance protection which covers Bank’s duties and responsibilities generally as a custodian of Financial Assets and Bank will maintain such coverage to the extent required by Bank’s banking regulators. Bank will provide details of its own general insurance coverage to Customer on request.

8.6	Confidentiality

The parties agree that Section 10.5 of the DCA shall be amended by adding the following sentence after the first sentence of such section: “Bank further agrees that it shall use the confidential information only for the purpose of providing services to Customer under the Agreement and shall under no circumstances use the financial information for the basis of trading.”

NORTHWESTERN MUTUAL SERIES FUND, INC.		JPMORGAN CHASE BANK, N.A.

By:	/s/ PATRICIA L. VAN KAMPEN	By:	/s/ FRANK PEREZ
Name:	Patricia L. Van Kampen	Name:	Frank Perez
Title:	President	Title:	Vice President
Date:	September 4, 2009	Date:	9/10/09

/s/ GARY M. HEWITT
Gary M. Hewitt
Vice President & Treasurer
Northwestern Mutual Life Co.
October 14, 2009

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Appendix 1·A

Information Regarding Country Risk

1. To aid Customer in its determinations regarding Country Risk, Bank shall furnish annually and upon the initial placing of Financial Assets and cash into a country the following information (check items applicable):

A	Opinions of local counsel concerning:

i.	Whether applicable foreign law would restrict the access afforded Customer’s independent public accountants to books and records kept by an eligible foreign custodian located in that country.

ii.	Whether applicable foreign law would restrict Customer’s ability to recover its Financial Assets and cash in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

iii.	Whether applicable foreign law would restrict Customer’s ability to recover Financial Assets that are lost while under the control of an Eligible Foreign Custodian located in the country.

B.	Written information concerning:

i.	The foreseeability of expropriation, nationalization, freezes, or confiscation of Customer’s Financial Assets.

ii.	Whether difficulties in converting Customer’s cash and cash equivalents to U.S. dollars are reasonably foreseeable.

C.	A market report with respect to the following topics:

(i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, and (vi) depositories (including depository evaluation), if any.

2. To aid Customer in monitoring Country Risk, Bank shall furnish the following additional information:

•	Market flashes, including with respect to changes in the information in market reports.

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Appendix 1-B

ELIGIBLE SECURITIES DEPOSITORIES

ARGENTINA	CVSA (Caja de Valores SA)	Equity, Corporate Debt, Government Debt

	CRYL (Central de Registration y Liquidacion de Instrumentos de Endeudamiento Publico)	Government Debt

AUSTRALIA	ASX Austraclear (Austraclear Limited)	Corporate Debt, Money Market, Government Debt and Semi-Government Debt

	ASTC (ASX Settlement and Transfer Corporation Ply Limited)	Equity

AUSTRIA	OeKB (Oesterreichische Kontrollbank AG)	Equity, Corporate Debt, Government Debt

BAHRAIN	CDS (Bahrain Stock Exchange Clearing, Settlement and Central Depository System)	Equity

BANGLADESH	CDBl (Central Depository Bangladesh Limited)	Equity, Government Debt

BELGIUM	Euroclear Belgium	Equity, Corporate Debt

	NBB (National Bank of Belgium)	Corporate Debt. Government Debt

BERMUDA	BSD (Bermuda Securities Depository)	Equity

BOTSWANA	CSDB (Central Securities Depository Company of Botswana limited)	Equity

BRAZIL	CBLC (Companhia Brasileira de liquidacao e de Custodia)	Equity

	CETIP (Central de Custodia e de liquidacao Financiera de Titulos Privados)	Corporate Debt

	SELIC (Sistema Especial de liquidacao e Custodia)	Government Debt

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BULGARIA	BNB	Government Debt
(Bulgaria National Bank)

	CDAD	Equity, Corporate Debt
(Central Depository A.D.)

CANADA	CDS	Equity, Corporate, Government Debt
(The Canadian Depository for Securities limited)

CHILE	DCV	Equity, Corporate Debt, Government Debt
(Deposito Central de Valores SA)

CHINA, SHANGHAI	CSDCC, Shanghai Branch	Equity
(China Securities Depository and Clearing Corporation limited, Shanghai Branch)

CHINA, SHENZHEN	CSDCC, Shenzhen Branch	Equity
(China Securities Depository and Clearing Corporation limited, Shenzhen Branch)

COLOMBIA	DCV	Government Debt
(Deposito Central de Valores)

	DECEVAL	Equity, Corporate Debt, Government Debt
(Deposito Centralizado de Valores de Colombia SA)

CROATIA	SKDD	Equity, Corporate Debt, Government Debt
(Central Depository and Clearing Company Inc. -Stredisnje klirinsko depozitarno drustro, d.d.)

CYPRUS	CSD	Equity, Corporate Debt, Government Debt
(Central Securities Depository)

CZECH REPUBLIC	SCP	Equity, Corporate Debt, Government Debt
(Stredisko cennych papiru -Ceska republica)

	CNB	Government Debt
(Ceska Narodni Banka)

DENMARK	VP	Equity, Corporate Debt, Government Debt
(VP Securities AjS)

EGYPT	MCDR	Equity, Corporate Debt
(Misr for Clearing, Depository and Central Registry)

	CBE	Government Debt
(Central Bank of Egypt)

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ESTONIA	ECDS	Equity, Corporate Debt, Government Debt
(Estonian Central Depository for Securities Limited)

FINLAND	Euroclear Finland	Equity, Corporate Debt, Government Debt
(Euroclear Finland Ltd)

FRANCE	Euroclear France	Equity, Corporate Debt, Government Debt
(Euroclear France SA)

GERMANY	CBF	Equity, Corporate Debt, Government Debt
(Clearstream Banking AG (Frankfurt))

GHANA	BOG	Government Debt
(Bank of Ghana)

GREECE	CSD	Equity, Corporate Debt
(Hellenic Exchanges SA Holding, Clearing, Settlement and Registry)

	BoG	Government Debt
(Bank of Greece)

HONG KONG	HKSCC	Equity
(Hong Kong Securities Clearing Company Limited)

	HKMACMU	Corporate Debt, Government Debt
(Hong Kong Monetary Authority Central Moneymarkets Unit)

HUNGARY	KELER Zrt.	Equity, Corporate Debt, Government Debt
(Central Clearing House and Depository (Budapest) Ltd.)

ICELAND	ISO	Equity, Corporate Debt, Government Debt
(The Islandic Securities Depository)

INDIA	NSDL	Equity, Corporate Debt, Government Debt
(National Securities Depository Limited)

	CDSL	Equity, Corporate Debt, Government Debt
(Central Depository Services (India) Limited)

	RBI	Government Debt
(Reserve Bank of India)

INDONESIA	KSEI	Equity, Corporate Debt
(PT Kustodian Sentral Efek Indonesia)

	Bank Indonesia	Government Debt Internationally

INTERNATIONAL SECURITIES MARKET	Euroclear Bank (Euroclear Bank S.A./N.V.)	Traded Debt, Equity

J.P. Morgan

	CBL	Internationally Traded Debt, Equity
(Clearstream Banking, SA)

IRELAND	Euroclear UK & Ireland	Equity, Corporate Debt
(Euroclear UK & Ireland Limited)

ISRAEL	TECH	Equity, Corporate Debt, Government Debt
(Tel Aviv Stock Exchange Clearing House Ltd.)

ITALY IVORY COAST	Monte Titoli S.p.A.	Equity, Corporate Debt, Government Debt
DC/BR
	(le Depositaire Central/ Banque de Reglement)	Equity

JAMAICA	JCSD
	(Jamaica Central Securities Depository)	Equity, Corporate Debt, Government Debt

JAPAN	JASDEC
	(Japan securities Depository Center, Incorporated)	Equity, Convertible Debt

BoJ
	(Bank of Japan)	Registered Government Debt

JORDAN	SDC
	(Securities Depository Center)	Equity, Corporate Debt

KAZAKHSTAN	CSD
	(Central Securities Depository CJSC)	Equity

KENYA	CBCD
	(Central Bank Central Depository)	Government Debt

CDSC
	(Central Depository and Settlement Corporation Limited)	Equity, Corporate Debt

KUWAIT	KCC
	(The Kuwait Clearing Company SAK.)	Equity, Corporate Debt

LATVIA	LCD
	(Latvian Central Depository)	Equity, Corporate Debt, Government Debt

LEBANON	Midclear SAL
	(Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East SAL.)	Equity

BDL
	(Banque du Liban)	Government Debt

LITHUANIA	CSDL
	(Central Securities Depository of Lithuania)	Equity, Corporate Debt, Government Debt

J.P. Morgan

LUXEMBOURG	CBL	Equity
(Clearstream Banking, SA)

MALAYSIA	Bursa Depository	Equity, Corporate Debt
(Bursa Malaysia Depository Sdn Bhd)

	BNM	Government Debt
(Bank Negara Malaysia)

MALTA	CSD	Equity, Corporate Debt, Government Debt
(The Central Securities Depository)

MAURITIUS	CDS	Equity, Corporate Debt
(Central Depository and Settlement Company Limited)

	BOM	Government Debt
(Bank of Mauritius)

MEXICO	INDEVAL	Equity, Corporate Debt, Government Debt
(S.D. INDEVAL SA de C.V.)

MOROCCO	Maroclear	Equity, Corporate Debt, Government Debt

NETHERLANDS	Euroclear Nederland	Equity, Corporate Debt, Government Debt

NEW ZEALAND	NZCSD (New Zealand Central Securities Depository)	Equity, Corporate Debt, Government Debt

NIGERIA	CSCS (Central Securities Clearing System Limited)	Equity, Corporate Debt, Government Debt

NORWAY	VPS (Verdipapirsentralen ASA)	Equity, Corporate Debt, Government Debt

OMAN	MDSRC
	(The Muscat Depository and Securities Registration Company, S.A.O.C.)	Equity, Corporate Debt

PAKISTAN	CDC (Central Depository Company of Pakistan Limited)	Equity, Corporate Debt

SBP
	(State Bank of Pakistan)	Government Debt

PERU	CAVALI
	(CAVALlIClV SA)	Equity, Corporate Debt, Government Debt

PHILIPPINES	PDTC
	(Philippine Depository and Trust Corp.)	Equity, Corporate Debt

RoSS
	(Register of Scripless Securities)	Government Debt

J.P. Morgan

POLAND	NDS	Equity, Long-Term Government Debt
National Depository for Securities SA)

	RPW	Short-Term Government Debt
(Registry of Securities)

PORTUGAL	INTERBOLSA	Equity, Corporate Debt, Government Debt
(Sociedade Gestora de Sistemas de liquidacao e de Sistemas Centralizados de Valores Mobiliarios, SA)

QATAR	QE	Equity
(Qatar Exchange)

ROMANIA	CD S.A.	Equity, Corporate Debt
(Central Depository SA)

	NBR	Government Debt
(National Bank of Romania)

RUSSIA	VTB	Government Debt (Ministry of Finance Bonds)
(Vneshtorgbank)

	NDC	Corporate Debt, Government Debt
	(The National Depository Center)	(GKOs/OFZs)

SAUDI ARABIA	Tadawul	Equity, Corporate Debt
(The Saudi Securities Exchange (Tadawul) Company)

	SAMA	Government Debt
(Saudi Arabian Monetary Authority)

SERBIA	CSD	Equity, Corporate Debt, Government Debt
(Central Securities Depository and Clearing House for Serbia)

SINGAPORE	CDP	Equity, Corporate Debt
(The Central Depository (Pte) limited)

	MAS	Government Debt
(Monetary Authority of Singapore)

SLOVAK REPUBLIC	CDCP (Centralny depozitar cennych papierov SR, a.s.)	Equity, Corporate Debt, Government Debt

SLOVENIA	KDD	Equity, Corporate Debt, Government Debt
(Centralna klirinsko depotna druzba d.d.)

SOUTH AFRICA	Strate Ltd.	Equity, Corporate Debt. Government Debt
(Strate Central Securities Depository)

SOUTH KOREA	KSD	Equity, Corporate Debt, Government Debt
(Korea Securities Depository)

J.P. Morgan

SPAIN	IBERCLEAR (Sociedad de Gestion de los Sistemas de Registro, Compensacion y Liquidacion de Valores. SA)	Equity, Corporate Debt, Government Debt

SRI LANKA	CDS	Equity, Corporate Debt
(Central Depository System (Private) Limited)

	LankaSecure	Government Debt

SWEDEN	Euroclear Sweden (Euroclear Sweden AB)	Equity, Corporate Debt, Government Debt

SWITZERLAND	SIX SIS (SIX SIS AG)	Equity, Corporate Debt, Government Debt

TAIWAN	TDCC	Equity, Corporate Debt
(Taiwan Depository and Clearing Corporation)

	CBC	Government Debt
(Central Bank of the Republic of China)

THAILAND	TSD (Thailand Securities Depository Company Limited)	Equity, Corporate Debt, Government Debt

TUNISIA	STICODEVAM (Societe Tunisienne Interprofessionnelle pour la Compensation et Ie Depot des Valeurs Mobilieres)	Equity, Corporate Debt, Government Debt

TURKEY	CRA	Equity, Corporate Debt
(Central Registry Agency)

	CBoT	Government Debt
(Central Bank of Turkey)

UKRAINE	MFS	Corporate Debt, Selected Equity
(Interregional Securities Union)

UNITED ARAB EMIRATES -ADX	ADX (Abu Dhabi Securities Exchange)	Equity, Corporate Debt, Government Debt

UNITED ARAB EMIRATES -DFM	DFM (Dubai Financial Market)	Equity, Corporate Debt, Government Debt

UNITED ARAB EMIRATES - NASDAQ Dubai	NASDAQ Dubai (NASDAQ Dubai Limited)	Equity, Corporate Debt

UNITED KINGDOM	Euroclear UK & Ireland (Euroclear UK & Ireland Limited)	Equity, Corporate Debt, Government Debt

UNITED STATES	DTC	Equity, Corporate Debt
(The Depository Trust Company)

J.P. Morgan

	FRB (Federal Reserve Bank)	Government Debt, Mortgage Back Debt

URUGUAY	BCU	Government Debt
(Banco Central del Uruguay)

VENEZUELA	BCV	Government Debt
(Banco Central de Venezuela)

	CW	Equity, Corporate Debt, Money Market
(Caja Venezolana de Valores, SA)

VIETNAM	VSD (Vietnam Securities Depository)	Equity, Corporate Debt, Government Debt

ZAMBIA	CSD	Equity, Government Debt
(LuSE Central Shares Depository Limited)

	BoZ	Government Debt
(Bank of Zambia)

J.P.Morgan

Schedule I

LIST OF SUBCUSTODIANS

ARGENTINA	HSBC Bank Argentina SA Florida 201, 7th Floor 1005 Buenos Aires ARGENTINA	HSBC Bank Argentina SA Buenos Aires

AUSTRALIA	JPMorgan Chase Bank, N.A.** Level 37 AAP Center 259, George Street Sydney NSW 2000 AUSTRALIA	Australia and New Zealand Banking Group Ltd. Melbourne

AUSTRIA	UniCredit Bank Austria AG Julius Tandler Platz -3 A-1 090 Vienna AUSTRIA	J.P. Morgan AG Frankfurt

BAHRAIN	HSBC Bank Middle East Limited 1st Floor, Building No 2505, Road No 2832 AI Seef 428 BAHRAIN	National Bank of Bahrain Manama

BANGLADESH	Standard Chartered Bank 18-20 Motijheel C.A Box 536 Dhaka-1000 BANGLADESH	Standard Chartered Bank Dhaka

BELGIUM	Fortis Bank (Nederland) N.V. Rokin 55 1012KK Amsterdam THE NETHERLANDS	J.P. Morgan AG Frankfurt

BERMUDA	The Bank of Bermuda Limited 6 Front Street Hamilton HMDX BERMUDA	The Bank of Bermuda Limited Hamilton

BOTSWANA	Barclays Bank of Botswana Limited Barclays House, Khama Crescent Gaborone BOTSWANA	Barclays Bank of Botswana Limited Gaborone

BRAZIL	HSBC Bank Brasil SA Banco Multiplo Avenida Brigadeiro Faria Lima 3064, 2nd Floor Sao Paulo, SP 01451-000 BRAZIL	HSBC Bank Brasil SA Banco Multiplo Sao Paulo

J.P. Morgan

BULGARIA	INC Bank N.V. Sofia Branch 12 Emil Bersinski Street Ivan Vazov Region 1408 Sofia BULGARIA	ING Bank N.V. Sofia

CANADA	Canadian Imperial Bank of Commerce Commerce Court West Security Level Toronto, Ontario M5L 1C9 CANADA	Royal Bank of Canada Toronto

	Royal Bank of Canada 155 Wellington Street West, 2nd Floor Toronto Ontario M5V 3L3 CANADA	Royal Bank of Canada Toronto

CHILE	Banco de Chile Av. Andres Bello 2687 3rd Floor 755-0611 Las Condes Santiago CHILE	Banco de Chile Santiago

CHINA SHANGHAI	China B-Shares:
	HSBC Bank (China) Company Limited 35/F, HSBC Tower 1000 Lujiazui Ring Road Pudong Shanghai 200120 THE PEOPLE’S REPUBUC OF CHINA China A-Shares: Please refer to your Client Relationship Team	JPMorgan Chase Bank, N.A. New York (for B-Share Market)

CHINA SHENZHEN	China B-Shares:
	HSBC Bank (China) Company Limited 35/F, HSBC Tower 1000 Lujiazui Ring Road Pudong Shanghai 200120 THE PEOPLE’S REPUBUC OF CHINA China A-Shares: Please refer to your Client Relationship Team	JPMorgan Chase Bank, N.A. Hong Kong (for B-Share Market)

COLOMBIA	Santander Investment Trust Colombia SA Calle 12, No. 7-32, Piso 3 Bogota COLOMBIA	Santander Investment Trust Colombia S.A. Bogota

J.P. Morgan

CROATIA	Privredna banka Zagreb d.d. Savska c.28 10000 Zagreb CROATIA	Zagrebacka Banka d.d. Zagreb

CYPRUS	Marfin Popular Bank Public Company Ltd. 154 Limassol Avenue P.O. Box 22032 CY-1 598 Nicosia CYPRUS	Marfin Popular Bank Public Company Ltd. Nicosia

CZECH REPUBLIC	UniCredit Bank Czech Republic a.s. Revolucni 7 11005 Prague 1 CZECH REPUBLIC	Ceskoslovenska obchodni banka, a.s. Prague

DENMARK	Nordea Bank Danmark A/S Helgeshoj Aile 33 Hoje Taastrup DK-2630 Taastrup DENMARK	Nordea Bank Danmark A/S Copenhagen

EGYPT	Citibank, N.A. 4 Ahmed Pasha Street Garden City Cairo EGYPT	Citibank, N.A. Cairo

ESTONIA	Swedbank AS Lilvalaia 8 EE000l Tallinn ESTONIA	SEB Eesti Uhispank Tallinn

FINLAND	Nordea Bank Finland Plc Aleksis Kiven katu 3-5 FIN-00020 NORDEA Helsinki FINLAND	J.P. Morgan AG Frankfurt

FRANCE	BNP Paribas Securities Services S.A. Ref 256 BP 141 3, Rue D’Antin 75078 Paris Cedex 02 FRANCE	J.P. Morgan AG Frankfurt

	Societe Generale 50 Boulevard Haussman 75009 Paris FRANCE	J.P. Morgan AG Frankfurt

J.P. Morgan

GERMANY	Deutsche Bank AG Alfred-Herrhausen-Allee 16-24 D-65760 Eschborn GERMANY	J.P. Morgan AG Frankfurt

	J.P. Morgan AG#** Junghofstrasse 14 60311 Frankfurt am Main GERMANY # For local German custody clients only.	J.P. Morgan AG Frankfurt

GHANA	Barclays Bank of Ghana Limited Barclays House, High Street Accra GHANA	Barclays Bank of Ghana Limited Accra

GREECE	HSBC Bank plc Messogion 109-111 11 526 Athens GREECE	J.P. Morgan AG Frankfurt

HONG KONG	The Hongkong and Shanghai Banking Corporation Limited 36th Floor, Sun Hung Kai Centre 30 Harbour Road Wan Chai HONG KONG	JPMorgan Chase Bank, N.A. Hong Kong

HUNGARY	Deutsche Bank Zrt. Hold utca 27 H-l 054 Budapest HUNGARY	ING Bank N.V. Budapest

*ICELAND*	Islandsbanki hf. Kirkjusandur 2 IS-l S5 Reykjavik ICELAND	Islandsbanki hf Reykjavik

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

INDIA	The Hongkong and Shanghai Banking Corporation Limited 2nd Floor, ‘Shiv” Plot No 139-140B Western Express Highway Sahar Road Junction Vile Parle-E Worli Mumbai 400 O57 INDIA	The Hongkong and Shanghai Banking Corporation Limited Mumbai

J.P. Morgan

	Standard Chartered Bank 23-25 Mahatma Ghandi Road Mumbai 400 001 INDIA	Standard Chartered Bank Mumbai

INDONESIA	Deutsche Bank AG Deutsche Bank Building 80 JI. Inman Bonjol Jakarta 10310 INDONESIA	Deutsche Bank AG Jakarta

IRELAND	Bank of Ireland New Century House Mayor Street Lower International Financial Services Centre Dublin 1 IRELAND	J.P. Morgan AG Frankfurt

ISRAEL	Bank Leumi Ie-Israel B.M. 35, Yehuda Halevi Street 61000 Tel Aviv ISRAEL	Bank Leumi Ie-Israel B.M. Tel Aviv

ITALY	Intesa Sanpaolo S.p.A. 6, Piazza della Scala 20121 Milan ITALY	J.P. Morgan AG Frankfurt

*IVORY COAST*	Societe Generale de Banques en Cote d’lvoire 5 et 7, Avenue J. Anoma -01 B.P. 1355 Abidjan 01 IVORY COAST	Societe Generale Paris

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.

*JAMAICA*	To Be Determined	To Be Determined

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

JAPAN	Mizuho Corporate Bank, Limited 6-7 Nihonbashi-Kabutocho Chuo-Ku Tokyo 103 JAPAN	JPMorgan Chase Bank, N.A. Tokyo

	The Bank of Tokyo-Mitsubishi UFJ, Limited 3-2 Nihombashi Hongkucho l-chome Chuo-ku Tokyo 103 JAPAN	JPMorgan Chase Bank, N.A. Tokyo

J.P. Morgan

JORDAN	HSBC Bank Middle East limited 1st Floor 5th Circle Western Amman JORDAN	HSBC Bank Middle East Limited Western Amman

KAZAKHSTAN	S8 HSBC Bank Kazakhstan JSC 43 Dostyk Avenue Almaty 050010 KAZAKHSTAN	SB HSBC Bank Kazakhstan JSC Almaty

KENYA	Barclays Bank of Kenya Limited c/o Barclaytrust Investment Services & Limited Mezzanine 3, Barclays Plaza, Loita Street Nairobi KENYA	Barclays Bank of Kenya Limited Nairobi

KUWAIT	HSBC Bank Middle East Limited Kuwait City, Qibla Area Hamad AI-Saqr Street, Kharafi Tower G/1/2 Floors Safat 13017 KUWAIT	HSBC Bank Middle East Limited Safat

LATVIA	Swedbank AS Balasta dambis 1a Riga, LV-l 048 LATVIA	Swedbank AS Riga

LEBANON	HSBC Bank Middle East Limited HSBC Main Building Riad EI Solh, P.O. Box 11-1380 1107-2080 Beirut LEBANON	JPMorgan Chase Bank, N.A. New York

LITHUANIA	AB SEB Bankas 12 Gedimino pr. LT 2600 Vilnius LITHUANIA	AB SEB Bankas Vilnius

LUXEMBOURG	BGl SA 50 Avenue J.F. Kennedy L-2951 LUXEMBOURG	J.P. Morgan AG Frankfurt

MALAYSIA	HSBC Bank Malaysia Berhad 2 Leboh Ampang 50100 Kuala Lumpur MALAYSIA	HSBC Bank Malaysia Berhad Kuala Lumpur

J.P. Morgan

MALTA	HSBC Bank Malta p.l.c. 233 Republic Street Valletta VlT 05 MALTA	HSBC Bank Malta p.l.c. Valletta

MAURITIUS	The Hongkong and Shanghai Banking Corporation Limited HSBC Centre 18 Cybercity Ebene MAURITIUS	The Hongkong and Shanghai Banking Corporation Limited Port Louis

MEXICO	Banco Nacional de Mexico, SA Act. Roberto Medellin No. 800 3er Piso Norte Colonia Santa Fe 01210 Mexico, D.F. MEXICO	Banco Santander, S.A. Mexico, D.F.

MOROCCO	Societe Generale Marocaine de Banques 55 Boulevard Abdelmoumen Casablanca 20100 MOROCCO	Attijariwafa Bank SA Casablanca

NAMIBIA	Standard Bank Namibia Limited Mutual Platz Cnr. Stroebel and Post Streets P.O. Box 3327 Windhoek NAMIBIA	The Standard Bank of South Africa Limited Johannesburg

NETHERLANDS	BNP Paribas Securities Services S.A. Herengracht 477 101 7 BS Amsterdam NETHERLANDS	J.P. Morgan AG Frankfurt

NEW ZEALAND	National Australia Bank Limited National Nominees Limited Level 2 BNZ Tower 125 Queen Street Auckland NEW ZEALAND	Westpac Banking Corporation Wellington

NIGERIA	Stanbic IBTC Bank Plc IBTC Place Walter Carrington Crescent Victoria Island Lagos NIGERIA	The Standard Bank of South Africa Limited Johannesburg

J.P. Morgan

NORWAY	Nordea Bank Norge ASA Essendropsgate 7 PO Box 1166 NO-0107 Oslo NORWAY	Nordea Bank Norge ASA Oslo

OMAN	HSBC Bank Middle East Limited Bait Al Falaj Main Office Ruwi PC 112 OMAN	HSBC Bank Middle East Limited Ruwi

PAKISTAN	Standard Chartered Bank (Pakistan) Limited P.O. Box 4896 Ismail Ibrahim Chundrigar Road Karachi 74000 PAKISTAN	Standard Chartered Bank (Pakistan) Limited Karachi

PERU	Citibank del Peru SA Av. Canaval y Moreryra 480 Piso 4 San Isidro, Lima 27 PERU	Banco de Credito del Peru Lima

PHILIPPINES	The Hongkong and Shanghai Banking Corporation Limited 12/F, The Enterprise Center, Tower 1 6766 Ayala Avenue Corner Paseo de Roxas Makati City, Manila 1226 PHILIPPINES	The Hongkong and Shanghai Banking Corporation Limited Manila

POLAND	Bank Handlowy w. Warszawie SA ul. Senatorska 16 00-923 Warsaw 55 POLAND	BRE Bank SA Warsaw

PORTUGAL	Banco Espirito Santo, S.A 7th floor Rua Castilho, 26 1250-069 Lisbon PORTUGAL	J.P. Morgan AG Frankfurt

QATAR	HSBC Bank Middle East Limited 3/F Ali Sultan Al Maadidi Building 5 Al Najda Grand Hamad Street Doha QATAR	HSBC Bank Middle East Limited Doha

ROMANIA	ING Bank N.V. 13-1 5 Kiseleff Avenue 011342 Bucharest 1 ROMANIA	ING Bank N.V. Bucharest

J.P. Morgan

*RUSSIA*	J.P. Morgan Bank International·** (Limited Liability Company) Building 2/1. 8th floor Paveletskaya Square 113054 Moscow RUSSIA	JPMorgan Chase Bank, N.A. New York A/C JPMorgan Chase Bank London (USD NOSTRO Account)

	ING Bank (Eurasia) ZAO (Closed Joint Stock Company) 36 Krasnoproletarskaya ulitsa 127473 Moscow RUSSIA	JPMorgan Chase Bank, N.A. New York A/C JPMorgan Chase Bank London (USD NOSTRO Account)

*·RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

SAUDI ARABIA	SABB Securities Limited 3/F HSBC Building North Olaya Road, Al-Murooj Disrict Riyadh 11413 SAUDI ARABIA	SABS Securities Limited Riyadh

SERBIA	UniCredit Bank Srbija a.d. Airport City Belgrade Omladinskih Brigada 88 11070 Belgrade SERBIA	UniCredit Bank Srbija a.d. Belgrade

SINGAPORE	DBS Bank Ltd. 180 Clemenceau Avenue #03-01 Haw Par Centre 239922 SINGAPORE	Oversea-Chinese Banking Corporation Singapore

SLOVAK REPUBLIC	UniCredit Bank Slovakia a.s. Sancova 1/A SK-813 33 Bratislava SLOVAK	Vseobecna uverova banka, a.s. Bratislava

REPUBLIC SLOVENIA	UniCredit Banka Siovenija d.d. Smartinska 140 SI-1000 Ljubljana SLOVENIA	J.P. Morgan AG Frankfurt

SOUTH AFRICA	FirstRand Bank Limited 1 Mezzanine Floor. 3 First Place, Bank City Cnr Simmonds and Jeppe Streets Johannesburg 2001 SOUTH AFRICA	The Standard Bank of South Africa Limited Johannesburg

SOUTH KOREA	Standard Chartered First Bank Korea Limited 100 KongPyung-dong ChongRo-Gu Seoul 110-702 SOUTH KOREA	Standard Chartered First Bank Korea Limited Seoul

J.P. Morgan

SPAIN	Santander Investment, S.A. Ciudad Grupo Santander Avenida de Cantabria, s/n Edificio Ecinar, planta baja Boadilla del Monte 28660 Madrid SPAIN	J.P. Morgan AG Frankfurt

SRI LANKA	The Hongkong and Shanghai Banking Corporation Limited 24 Sir Baron Jayatillaka Mawatha Colombo 1 SRI LANKA	The Hongkong and Shanghai Banking Corporation Limited Colombo

SWEDEN	Skandinaviska Enskilda Banken AB (publ) Sergels Torg 2 SE-106 40 Stockholm SWEDEN	Svenska Handelsbanken Stockholm

	Nordea Bank AB (publ) Hamngatan 10 SE-105 71 Stockholm SWEDEN	Svenska Handelsbanken Stockholm

SWITZERLAND	UBS AG 45 Bahnhofstrasse 8021 Zurich SWITZERLAND	UBS AG Zurich

TAIWAN	JPMorgan Chase Bank, N.A.** 8th Floor, Cathay Xin Yi Trading Building No.108, Section 5, Hsin Yi Road Taipei 110 TAIWAN	JPMorgan Chase Bank, NA Taipei

THAILAND	Standard Chartered Bank (Thai) Public Company Limited 14th Floor, Zone B Sathorn Nakorn Tower 100 North Sathorn Road Bangrak Bangkok 10500 THAILAND	Standard Chartered Bank (Thai) Public Company Limited Bangkok

TUNISIA	Banque Jnternationale Arabe de Tunisie, S.A. 70-72 Avenue Habib Bourguiba P.O. Box 520 1080 Tunis Cedex TUNISIA	Banque Internationale Arabe de Tunisie, SA Tunis

J.P. Morgan

TURKEY	Citibank A.S. Turkiye Main Branch Buyukdere Cad. No: 100 80280 Esentepe Istanbul TURKEY	JPMorgan Chase Bank, N.A. Istanbul

*UKRAINE*	ING Bank Ukraine 30-A Spaska Street 04070 Kiev UKRAINE	JPMorgan Chase Bank, N.A. New York A/C JPMorgan Chase Bank London (USD NOSTRO Account)

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

UNITED ARAB EMIRATES -ADX	HSBC Bank Middle East Limited Level 4, Precinct Building 4, Unit 5 Gate District P.O. Box 506553 Dubai UNITED ARAB EMIRATES	The National Bank of Abu Dhabi Abu Dhabi

UNITED ARAB EMIRATES -DFM	HSBC Bank Middle East Limited Level 4, Precinct Building 4, Unit 5 Gate District P.O. Box 506553 Dubai UNITED ARAB EMIRATES	The National Bank of Abu Dhabi Abu Dhabi

UNITED ARAB EMIRATES- NASDAQ Dubai	HSBC Bank Middle East Limited Level 4, Precinct Building 4, Unit 5 Gate District P.O. Box 506553 Dubai UNITED ARAB EMIRATES	JPMorgan Chase Bank, N.A. New York A/C JPMorgan Chase Bank London (USD NOSTRO Account)

UNITED KINGDOM.	JPMorgan Chase Bank, N.A.** 1 Tallis Street London EC4Y 5AJ UNITED KINGDOM	JPMorgan Chase Bank, N.A. London

	Deutsche Bank AG The Depository and Clearing Centre Lower Ground Floor 27 Leadenhall Street London EC3A 1AA UNITED KINGDOM	Varies by currency

UNITED STATES	JPMorgan Chase Bank, N.A.** 4 New York Plaza New York, NY 10004 U.S.A.	JPMorgan Chase Bank, N.A. New York

J.P. Morgan

URUGUAY	Banco Itau Uruguay S.A. Zabala 1463 Montevideo URUGUAY	Banco Itau Uruguay S.A. Montevideo.

VENEZUELA	Citibank, N.A. Centro Comercial El Recreo Torre Norte, Piso 20 Avda. Casanora, Sabana Grande Caracas 1050 D.C. VENEZUELA	Citibank, N.A. Caracas

VIETNAM	HSBC Bank (Vietnam) Ltd. The Metropolitan, 235 Dong Khoi Street District 1 Ho Chi Minh City VIETNAM	HSBC Bank (Vietnam) Ltd. Ho Chi Minh City

ZAMBIA	Barclays Bank Zambia Plc Elunda Park, Plot 4644 Lusaka ZAMBIA	Barclays Bank Zambia Plc Lusaka

*ZIMBABWE*	Barclays Bank of Zimbabwe Limited Corporate Centre 1st Floor, Eastern Wing Birmingham Road, Cnr. Paisley Road Harare ZIMBABWE	Barclays Bank of Zimbabwe Limited Harare

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

J.P.Morgan

Schedule 2

LIST OF PORTFOLIOS

Large Company Value Portfolio

Equity Income Portfolio

Mid Cap Value Portfolio

Small Cap Value Portfolio

Inflation Protection Portfolio